Exhibit 99.1
News Release
USA Compression Partners, LP
8115 Preston Road, Suite 700
Dallas, Texas 75225
usacompression.com
USA Compression Partners Reports Fourth-Quarter 2025 Results and Provides 2026 Outlook; Achieves Record Results
DALLAS, Texas, February 17, 2026 — USA Compression Partners, LP (NYSE: USAC) (“USA Compression” or the “Partnership”) announced today its financial and operating results for fourth-quarter 2025.
Financial Highlights
•Record total revenues of $252.5 million for fourth-quarter 2025, compared to $245.9 million for fourth-quarter 2024.
•Net income was $27.8 million for fourth-quarter 2025, compared to $25.4 million for fourth-quarter 2024.
•Net cash provided by operating activities was $139.5 million for fourth-quarter 2025, compared to $130.2 million for fourth-quarter 2024.
•Adjusted EBITDA of $154.5 million for fourth-quarter 2025, compared to $155.5 million for fourth-quarter 2024.
•Distributable Cash Flow of $103.2 million for fourth-quarter 2025, compared to $96.3 million for fourth-quarter 2024.
•Distributable Cash Flow Coverage was 1.36x for fourth-quarter 2025, compared to 1.56x for fourth-quarter 2024.
•Paid cash distribution of $0.525 per common unit for fourth-quarter 2025, consistent with fourth-quarter 2024.
Operational Highlights
•Average revenue-generating horsepower of 3.58 million for fourth-quarter 2025, compared to 3.56 million for fourth-quarter 2024.
•Average revenue per revenue-generating horsepower per month of $21.69 for fourth-quarter 2025, compared to $20.85 for fourth-quarter 2024.
•Average horsepower utilization was 94.5% for fourth-quarter 2025, consistent with for fourth-quarter 2024.
“I want to congratulate our entire team on an exceptional year of value creation in 2025,” said Clint Green, President and CEO. “Our operations and commercial teams continued to deliver for customers day in and day out, while our back-office teams successfully navigated the transition to a shared-services model. These efforts produced record adjusted EBITDA and distributable cash flow in 2025 and laid the foundation for strong momentum in 2026, further bolstered by the January closing of the J-W acquisition. As we look ahead, we are excited to integrate J-W operations into USA Compression and to continue creating value for our customers and unitholders.”
Expansion capital expenditures were $40.0 million, maintenance capital expenditures were $7.8 million, and cash interest expense, net was $43.4 million for fourth-quarter 2025.
On January 15, 2026, the Partnership announced a fourth-quarter cash distribution of $0.525 per common unit, which corresponds to an annualized distribution rate of $2.10 per common unit. The distribution was paid on February 6, 2026, to common unitholders of record as of the close of business on January 26, 2026.

Operational and Financial Data

	Three Months Ended						Year Ended
	December 31, 2025		September 30, 2025		December 31, 2024		December 31, 2025		December 31, 2024
Operational data:
Fleet horsepower (at period end) (1)	3,894,332		3,872,918		3,862,102		3,894,332		3,862,102
Revenue-generating horsepower (at period end) (2)	3,585,452		3,562,472		3,567,842		3,585,452		3,567,842
Average revenue-generating horsepower (3)	3,579,179		3,549,412		3,563,306		3,559,300		3,528,172
Revenue-generating compression units (at period end)	4,256		4,154		4,269		4,256		4,269
Horsepower utilization (at period end) (4)	94.7%		94.0%		94.6%		94.7%		94.6%
Average horsepower utilization (for the period) (4)	94.5%		94.0%		94.5%		94.3%		94.6%

Financial data ($ in thousands, except per horsepower data):
Total revenues	$252,484		$250,256		$245,892		$998,099		$950,449
Average revenue per revenue-generating horsepower per month (5)	$21.69		$21.46		$20.85		$21.38		$20.43
Net income	$27,760		$34,488		$25,437		$111,319		$99,575
Operating income	$76,569		$83,937		$74,529		$306,505		$294,449
Net cash provided by operating activities	$139,488		$75,879		$130,195		$394,262		$341,334
Gross margin	$96,388		$102,083		$99,259		$384,479		$372,967
Adjusted gross margin (6)	$168,748		$173,305		$168,214		$669,295		$637,723
Adjusted gross margin percentage (7)	66.8%		69.3%		68.4%		67.1%		67.1%
Adjusted EBITDA (6)	$154,499		$160,265		$155,524		$613,760		$584,282
Adjusted EBITDA percentage (7)	61.2%		64.0%		63.2%		61.5%		61.5%
Distributable Cash Flow (6)	$103,211		$103,845		$96,259		$385,677		$355,317
Distributable Cash Flow Coverage Ratio (6)	1.36	x	1.61	x	1.56	x	1.45	x	1.44	x
____________________________________
(1)Fleet horsepower is horsepower for compression units that have been delivered to the Partnership and excludes 14,985 and 20,310 of non-marketable horsepower as of December 31, 2025, and 2024, respectively. As of December 31, 2025, the Partnership had 63,250 horsepower on order. Additionally, as a result of the acquisition of J-W Energy Company and J-W Power Company (the “J-W Power Acquisition”) in January 2026 we added approximately 0.8 million in active horsepower and 1.0 million total horsepower.
(2)Revenue-generating horsepower is horsepower under contract for which the Partnership is billing a customer.
(3)Calculated as the average of the month-end revenue-generating horsepower for each of the months in the period.
(4)Horsepower utilization is calculated as (i) the sum of (a) revenue-generating horsepower; (b) horsepower in the Partnership’s fleet that is under contract but is not yet generating revenue; and (c) horsepower not yet in the Partnership’s fleet that is under contract but not yet generating revenue and that is expected to be delivered, divided by (ii) total available horsepower less idle horsepower that is under repair.
Horsepower utilization based on revenue-generating horsepower and fleet horsepower was 92.1%, 92.0%, and 92.4% at December 31, 2025, September 30, 2025, and December 31, 2024, respectively.
Average horsepower utilization based on revenue-generating horsepower and fleet horsepower was 92.1%, 91.8%, and 92.2% for the three months ended December 31, 2025, September 30, 2025, and December 31, 2024, respectively. Average horsepower utilization based on revenue-generating horsepower and fleet horsepower was 92.0% and 91.7% for the years ended December 31, 2025 and 2024, respectively.
(5)Calculated as the average of the result of dividing the contractual monthly rate, excluding standby or other temporary rates, for all units at the end of each month in the period by the sum of the revenue-generating horsepower at the end of each month in the period.
(6)Adjusted gross margin, Adjusted EBITDA, Distributable Cash Flow, and Distributable Cash Flow Coverage Ratio are all non-U.S. generally accepted accounting principles (“Non-GAAP”) financial measures. For the definition of each measure, as well as reconciliations of each measure to its most directly comparable financial measures calculated and presented in accordance with GAAP, see “Non-GAAP Financial Measures” below.
(7)Adjusted gross margin percentage and Adjusted EBITDA percentage are calculated as a percentage of revenue.

Liquidity and Long-Term Debt
As of December 31, 2025, the Partnership was in compliance with all covenants under its $1.75 billion revolving credit facility. As of December 31, 2025, the Partnership had outstanding borrowings under the revolving credit facility of $795.0 million and, after accounting for outstanding letters of credit in the amount of $0.8 million, $954.2 million of remaining unused availability was available to be drawn, inclusive of restrictions related to compliance with applicable financial covenants. As of December 31, 2025, the outstanding aggregate principal amount of the Partnership’s 7.125% senior notes due 2029 and 6.250% senior notes due 2033 was $1.0 billion and $750 million, respectively.
Full-Year 2026 Outlook
USA Compression is providing its full-year 2026 guidance as follows (in thousands):

	Full-Year 2026 Outlook
	Low	High
Adjusted EBITDA (1)	$770,000	$800,000
Distributable Cash Flow (1)	$480,000	$510,000

Capital Expenditures:
Expansion capital expenditures (2)	$230,000	$250,000
Maintenance capital expenditures	$60,000	$70,000
____________________________________
(1)The Partnership is unable to reconcile projected Adjusted EBITDA and Distributable Cash Flow to projected net income (loss) and projected net cash provided by operating activities, the most comparable financial measures calculated in accordance with GAAP because components of the required calculations cannot be reasonably estimated, such as changes to current assets and liabilities, unknown future events, and estimating certain future GAAP measures. The inability to project certain components of the calculation would significantly affect the accuracy of the reconciliations.
(2)Expansion capital expenditures includes $38.0 million of other capital that is non-compression related.
Conference Call
The Partnership will host a conference call today beginning at 11:00 a.m. Eastern Time (10:00 a.m. Central Time) to discuss fourth-quarter 2025 performance. The call will be broadcast live over the internet. Investors may participate by audio webcast, or if located in the U.S. or Canada, by phone. A replay will be available shortly after the call via the “Events & Presentations” page of USA Compression’s Investor Relations website.

By Webcast:	Connect to the webcast via the “Events & Presentations” page of USA Compression’s Investor Relations website at https://investors.usacompression.com. Please log in at least 10 minutes in advance to register and download any necessary software.

By Phone:	Dial (800) 715-9871 at least 10 minutes before the call and ask for the USA Compression Partners Earnings Call or conference ID 8130870.
About USA Compression Partners, LP
USA Compression Partners, LP is one of the nation’s largest independent providers of natural gas compression services in terms of total compression fleet horsepower. USA Compression partners with a broad customer base composed of producers, processors, gatherers, and transporters of natural gas and crude oil. USA Compression focuses on providing midstream natural gas compression services to infrastructure applications primarily in high-volume gathering systems, processing facilities, and transportation applications. More information is available at usacompression.com.
Non-GAAP Financial Measures
This news release includes the Non-GAAP financial measures of Adjusted gross margin, Adjusted EBITDA, Distributable Cash Flow, and Distributable Cash Flow Coverage Ratio.
Adjusted gross margin is defined as revenue less cost of operations, exclusive of depreciation and amortization expense. Management believes Adjusted gross margin is useful to investors as a supplemental measure of the Partnership’s operating profitability. Management uses adjusted gross margin to assess operating performance as compared to historical results, budget and forecast amounts, expected return on capital investment, and our competitors. Adjusted gross margin primarily is impacted by the pricing trends for service operations and cost of operations, including labor rates for service technicians, volume, and per-unit costs for lubricant oils, quantity and pricing of routine preventative maintenance on compression units, and property tax rates on compression units. Adjusted gross margin should not be considered an alternative to, or more meaningful than, gross margin or any other measure presented in accordance with GAAP. Moreover, the Partnership’s Adjusted gross margin, as presented, may not be comparable to similarly titled measures of other companies. Because the Partnership capitalizes assets, depreciation and amortization of equipment is a necessary element of its cost structure. To compensate for the limitations of Adjusted gross margin as a measure of the Partnership’s performance, management believes it is important to consider gross margin determined under GAAP, as well as Adjusted gross margin, to evaluate the Partnership’s operating profitability.
Management views Adjusted EBITDA as one of its primary tools for evaluating the Partnership’s results of operations, and the Partnership tracks this item on a monthly basis as an absolute amount and as a percentage of revenue compared to the prior month, year-to-date, prior year, and budget. The Partnership defines EBITDA as net income (loss) before net interest expense, depreciation and amortization expense, and income tax expense (benefit). The Partnership defines Adjusted EBITDA as EBITDA plus impairment of assets, impairment of goodwill, interest income on capital leases, unit-based compensation expense (benefit), severance charges and other employee costs, certain transaction expenses, loss (gain) on disposition of assets, loss on extinguishment of debt, loss (gain) on derivative instrument, and other. Adjusted EBITDA is used as a supplemental financial measure by management and external users of the Partnership’s financial statements, such as investors and commercial banks, to assess:
•the financial performance of the Partnership’s assets without regard to the impact of financing methods, capital structure, or the historical cost basis of the Partnership’s assets;
•the viability of capital expenditure projects and the overall rates of return on alternative investment opportunities;
•the ability of the Partnership’s assets to generate cash sufficient to make debt payments and pay distributions; and
•the Partnership’s operating performance as compared to those of other companies in its industry without regard to the impact of financing methods and capital structure.
Management believes Adjusted EBITDA provides useful information to investors because, when viewed in conjunction with the Partnership’s GAAP results and the accompanying reconciliations, it may provide a more complete assessment of the Partnership’s performance as compared to considering solely GAAP results. Management also believes that external users of the Partnership’s financial statements benefit from having access to the same financial measures that management uses to evaluate the results of the Partnership’s business.
Adjusted EBITDA should not be considered an alternative to, or more meaningful than, net income (loss), operating income (loss), cash flows from operating activities, or any other measure presented in accordance with GAAP. Moreover, the Partnership’s Adjusted EBITDA, as presented, may not be comparable to similarly titled measures of other companies.
Distributable Cash Flow is defined as net income (loss) plus non-cash interest expense, non-cash income tax expense (benefit), depreciation and amortization expense, unit-based compensation expense (benefit), impairment of assets, impairment of goodwill, certain transaction expenses, severance charges and other employee costs, loss (gain) on disposition of assets, loss on extinguishment of debt, change in fair value of derivative instrument, proceeds from insurance recovery, and other, less distributions on Preferred Units and maintenance capital expenditures.
Distributable Cash Flow should not be considered an alternative to, or more meaningful than, net income (loss), operating income (loss), cash flows from operating activities, or any other measure presented in accordance with GAAP. Moreover, the Partnership’s Distributable Cash Flow, as presented, may not be comparable to similarly titled measures of other companies.
Management believes Distributable Cash Flow is an important measure of operating performance because it allows management, investors, and others to compare the cash flows that the Partnership generates (after distributions on Preferred Units but prior to any retained cash reserves established by the Partnership’s general partner and the effect of the Distribution Reinvestment Plan) to the cash distributions that the Partnership expects to pay its common unitholders.
Distributable Cash Flow Coverage Ratio is defined as the period’s Distributable Cash Flow divided by distributions declared to common unitholders in respect of such period. Management believes Distributable Cash Flow Coverage Ratio is an important measure of operating performance because it permits management, investors, and others to assess the Partnership’s ability to pay distributions to common unitholders out of the cash flows the Partnership generates. The Partnership’s Distributable Cash Flow Coverage Ratio, as presented, may not be comparable to similarly titled measures of other companies.
This news release also contains a forward-looking estimate of Adjusted EBITDA and Distributable Cash Flow projected to be generated by the Partnership for its 2026 fiscal year. The Partnership is unable to reconcile projected Adjusted EBITDA and Distributable Cash Flow to projected net income (loss) and projected net cash provided by operating activities, the most comparable financial measures calculated in accordance with GAAP because components of the required calculations cannot be reasonably estimated, such as changes to current assets and liabilities, unknown future events, and estimating certain future GAAP measures. The inability to project certain components of the calculation would significantly affect the accuracy of the reconciliations.

See “Reconciliation of Non-GAAP Financial Measures” for Adjusted gross margin reconciled to gross margin, Adjusted EBITDA reconciled to net income and net cash provided by operating activities, and net income and net cash provided by operating activities reconciled to Distributable Cash Flow and Distributable Cash Flow Coverage Ratio.
Forward-Looking Statements
Some of the information in this news release may contain forward-looking statements. These statements can be identified by the use of forward-looking terminology including “may,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “continue,” “if,” “project,” “outlook,” “will,” “could,” “should,” or other similar words or the negatives thereof, and include the Partnership’s expectation of future performance contained herein, including as described under “Full-Year 2026 Outlook.” These statements discuss future expectations, contain projections of results of operations or of financial condition, or state other “forward-looking” information. You are cautioned not to place undue reliance on any forward-looking statements, which can be affected by assumptions used or by known risks or uncertainties. Consequently, no forward-looking statements can be guaranteed. When considering these forward-looking statements, you should keep in mind the risk factors noted below and other cautionary statements in this news release. The risk factors and other factors noted throughout this news release could cause actual results to differ materially from those contained in any forward-looking statement. Known material factors that could cause the Partnership’s actual results to differ materially from the results contemplated by such forward-looking statements include:
•changes in economic conditions of the crude oil and natural gas industries, including any impact from the ongoing military conflict involving Russia and Ukraine or the conflict in the Middle East;
•changes in general economic conditions, including inflation, supply chain disruptions, trade tensions or tariff impacts;
•changes in the long-term supply of and demand for crude oil and natural gas;
•our ability to realize the anticipated benefits of the J-W Power Acquisition and to integrate the acquired assets with our existing fleet and operations;
•competitive conditions in our industry, including competition for employees in a tight labor market;
•changes in the availability and cost of capital, including changes to interest rates;
•renegotiation of material terms of customer contracts;
•actions taken by our customers, competitors, and third-party operators;
•operating hazards, natural disasters, epidemics, pandemics, weather-related impacts, casualty losses, and other matters beyond the Partnership’s control;
•the deterioration of the financial condition of the Partnership’s customers, which may result in the initiation of bankruptcy proceedings with respect to certain customers;
•the restrictions on our business that are imposed under our long-term debt agreements;
•information technology risks, including the risk from cyberattacks, cybersecurity breaches, and other disruptions to the Partnership’s information systems;
•our ability to realize the anticipated benefits of the shared services integration with Energy Transfer;
•the effects of existing and future laws and governmental regulations;
•the effects of future litigation; and
•other factors discussed in the Partnership’s filings with the SEC.
All forward-looking statements speak only as of the date of this news release and are expressly qualified in their entirety by the foregoing cautionary statements. Unless legally required, the Partnership undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. Unpredictable or unknown factors not discussed herein also could have material adverse effects on forward-looking statements.
Investor Contact:
Mitchell Freer
Senior Director, Finance
ir@usacompression.com

USA COMPRESSION PARTNERS, LP
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per unit amounts – Unaudited)

	Three Months Ended			Year Ended
	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Revenues:
Contract operations	$231,713	$227,990	$222,985	$911,955	$885,250
Parts and service	4,165	5,370	6,854	21,136	23,897
Related party	16,606	16,896	16,053	65,008	41,302
Total revenues	252,484	250,256	245,892	998,099	950,449
Costs and expenses:
Cost of operations, exclusive of depreciation and amortization	83,736	76,951	77,678	328,804	312,726
Depreciation and amortization	72,360	71,222	68,955	284,816	264,756
Selling, general, and administrative	17,891	16,694	20,302	66,343	72,666
Loss on disposition of assets	1,626	830	3,826	3,820	4,939
Impairment of assets	302	622	602	7,811	913
Total costs and expenses	175,915	166,319	171,363	691,594	656,000
Operating income	76,569	83,937	74,529	306,505	294,449
Other income (expense):
Interest expense, net	(45,299)	(47,066)	(48,616)	(187,408)	(193,471)
Loss on extinguishment of debt	(3,006)	—	—	(3,006)	(4,966)
Gain on derivative instrument	—	—	—	—	5,684
Other	32	24	27	97	110
Total other expense	(48,273)	(47,042)	(48,589)	(190,317)	(192,643)
Net income before income tax expense	28,296	36,895	25,940	116,188	101,806
Income tax expense	536	2,407	503	4,869	2,231
Net income	27,760	34,488	25,437	111,319	99,575
Less: distributions on Preferred Units	—	(1,950)	(4,387)	(8,288)	(17,550)
Net income attributable to common unitholders’ interests	$27,760	$32,538	$21,050	$103,031	$82,025

Weighted average common units outstanding – basic	123,741	122,678	117,074	120,756	113,389

Weighted average common units outstanding – diluted	124,166	123,086	118,089	121,274	114,501

Basic net income per common unit	$0.22	$0.27	$0.18	$0.85	$0.72

Diluted net income per common unit	$0.22	$0.26	$0.18	$0.85	$0.72

Distributions declared per common unit for respective periods	$0.525	$0.525	$0.525	$2.10	$2.10

USA COMPRESSION PARTNERS, LP
SELECTED BALANCE SHEET DATA
(In thousands, except unit amounts – Unaudited)

December 31, 2025
Selected Balance Sheet data:
Total assets	$2,619,931
Long-term debt, net	$2,523,970
Total partners’ deficit	$(112,502)

Common units outstanding	126,795,135

USA COMPRESSION PARTNERS, LP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands — Unaudited)

	Three Months Ended			Year Ended
	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Net cash provided by operating activities	$139,488	$75,879	$130,195	$394,262	$341,334
Net cash used in investing activities	(51,181)	(23,381)	(26,920)	(114,957)	(202,014)
Net cash used in financing activities	(79,743)	(52,500)	(103,340)	(270,755)	(139,317)

USA COMPRESSION PARTNERS, LP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
ADJUSTED GROSS MARGIN TO GROSS MARGIN
(In thousands — Unaudited)
The following table reconciles Adjusted gross margin to gross margin, its most directly comparable GAAP financial measure, for each of the periods presented:

	Three Months Ended			Year Ended
	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Total revenues	$252,484	$250,256	$245,892	$998,099	$950,449
Cost of operations, exclusive of depreciation and amortization	(83,736)	(76,951)	(77,678)	(328,804)	(312,726)
Depreciation and amortization	(72,360)	(71,222)	(68,955)	(284,816)	(264,756)
Gross margin	$96,388	$102,083	$99,259	$384,479	$372,967
Depreciation and amortization	72,360	71,222	68,955	284,816	264,756
Adjusted gross margin	$168,748	$173,305	$168,214	$669,295	$637,723

USA COMPRESSION PARTNERS, LP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
ADJUSTED EBITDA TO NET INCOME AND NET CASH PROVIDED BY OPERATING ACTIVITIES
(In thousands — Unaudited)
The following table reconciles Adjusted EBITDA to net income and net cash provided by operating activities, its most directly comparable GAAP financial measures, for each of the periods presented:

	Three Months Ended			Year Ended
	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Net income	$27,760	$34,488	$25,437	$111,319	$99,575
Interest expense, net	45,299	47,066	48,616	187,408	193,471
Depreciation and amortization	72,360	71,222	68,955	284,816	264,756
Income tax expense	536	2,407	503	4,869	2,231
EBITDA	$145,955	$155,183	$143,511	$588,412	$560,033
Unit-based compensation expense (1)	1,527	1,167	5,552	4,342	16,552
Transaction expenses (2)	1,914	—	(23)	1,914	133
Severance charges and other employee costs (3)	169	2,463	2,056	4,455	2,430
Loss on disposition of assets	1,626	830	3,826	3,820	4,939
Loss on extinguishment of debt (4)	3,006	—	—	3,006	4,966
Gain on derivative instrument	—	—	—	—	(5,684)
Impairment of assets (5)	302	622	602	7,811	913
Adjusted EBITDA	$154,499	$160,265	$155,524	$613,760	$584,282
Interest expense, net	(45,299)	(47,066)	(48,616)	(187,408)	(193,471)
Non-cash interest expense	1,949	2,133	2,245	8,554	8,748
Income tax expense	(536)	(2,407)	(503)	(4,869)	(2,231)
Transaction expenses	(1,914)	—	23	(1,914)	(133)
Severance charges and other employee costs	(169)	(2,463)	(2,056)	(4,455)	(2,430)
Cash received on derivative instrument	—	—	—	—	6,888
Other	436	(16)	777	466	1,204
Changes in operating assets and liabilities	30,522	(34,567)	22,801	(29,872)	(61,523)
Net cash provided by operating activities	$139,488	$75,879	$130,195	$394,262	$341,334
____________________________________
(1)For the three months ended December 31, 2025, September 30, 2025, and December 31, 2024, unit-based compensation expense included $0.4 million, $0.4 million, and $0.9 million, respectively, of cash payments related to quarterly payments of distribution equivalent rights on outstanding unit awards. Additionally, for the three months ended December 31, 2025, September 30, 2025, and December 31, 2024, we paid $2.0 million, $2.6 million, and $5.4 million, respectively, for the cash portion of the settlement of phantom unit awards upon vesting, a portion of which is included in the unit-based compensation expense for these periods.
For the years ended December 31, 2025 and 2024, unit-based compensation expense included $2.0 million and $3.9 million, respectively, of cash payments related to quarterly payments of distribution equivalent rights on outstanding unit awards. Additionally, for the years ended December 31, 2025 and 2024, we paid $7.7 million and $5.4 million, respectively, for the cash portion of the settlement of phantom unit awards upon vesting, a portion of which is included in the unit-based compensation expense for these periods. The remainder of unit-based compensation expense for all periods was related to non-cash adjustments to the unit-based compensation liability.
(2)Represents certain expenses related to potential and completed transactions and other items. The Partnership believes it is useful to investors to exclude these expenses.
(3)Severance charges and other employee costs includes (i) severance payments to former employees of the Partnership, (ii) retention payments to employees of the Partnership that have executed agreements to maintain operations during the shared services integration but do not intend to remain employed with the Partnership after their retention period, and (iii) relocation payments to employees of the Partnership for relocation resulting from the shared services integration and the relocation of the Partnership’s headquarters to Dallas, Texas. These retention payments are incremental to the affected employees’ base pay. For the three months ended December 31, 2025 and September 30, 2025, severance charges and other employee costs included $0.1 million and $0.1 million related to retention payments, respectively, and ($0.1) million and $0.3 million related to relocation payments, respectively. For the year ended December 31, 2025, severance charges and other employee costs included $0.6 million related to each of retention payments and relocation payments.

(4)For the three months and year ended December 31, 2025, the loss on extinguishment of debt of $3.0 million is a result of the redemption of our senior notes due 2027.
For the year ended December 31, 2024, the loss on extinguishment of debt is a result of the satisfaction and discharge of the senior notes due 2026. This amount represents the write-off of deferred financing costs of $4.3 million and the difference between (i) the purchase price of U.S. government securities of $748.8 million used to redeem the senior notes due 2026 and (ii) the aggregate outstanding principal balance and accrued interest of the senior notes due 2026 of $748.1 million at the time of purchase of the government securities.
(5)Represents non-cash charges incurred to decrease the carrying value of long-lived assets with recorded values that are not expected to be recovered through future cash flows.

USA COMPRESSION PARTNERS, LP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
DISTRIBUTABLE CASH FLOW TO NET INCOME AND NET CASH PROVIDED BY OPERATING ACTIVITIES
(Dollars in thousands — Unaudited)
The following table reconciles Distributable Cash Flow to net income and net cash provided by operating activities, its most directly comparable GAAP financial measures, for each of the periods presented:

	Three Months Ended						Year Ended
	December 31, 2025		September 30, 2025		December 31, 2024		December 31, 2025		December 31, 2024
Net income	$27,760		$34,488		$25,437		$111,319		$99,575
Non-cash interest expense	1,949		2,133		2,245		8,554		8,748
Depreciation and amortization	72,360		71,222		68,955		284,816		264,756
Non-cash income tax expense (benefit)	436		(16)		147		466		574
Unit-based compensation expense (1)	1,527		1,167		5,552		4,342		16,552
Transaction expenses (2)	1,914		—		(23)		1,914		133
Severance charges and other employee costs (3)	169		2,463		2,056		4,455		2,430
Other	—		1,876		—		2,876		—
Loss on disposition of assets	1,626		830		3,826		3,820		4,939
Loss on extinguishment of debt (4)	3,006		—		—		3,006		4,966
Change in fair value of derivative instrument	—		—		—		—		1,204
Impairment of assets (5)	302		622		602		7,811		913
Distributions on Preferred Units	—		(1,950)		(4,387)		(8,288)		(17,550)
Maintenance capital expenditures (6)	(7,838)		(8,990)		(8,151)		(39,414)		(31,923)
Distributable Cash Flow	$103,211		$103,845		$96,259		$385,677		$355,317
Maintenance capital expenditures	7,838		8,990		8,151		39,414		31,923
Transaction expenses	(1,914)		—		23		(1,914)		(133)
Severance charges and other employee costs	(169)		(2,463)		(2,056)		(4,455)		(2,430)
Distributions on Preferred Units	—		1,950		4,387		8,288		17,550
Other	—		(1,876)		630		(2,876)		630
Changes in operating assets and liabilities	30,522		(34,567)		22,801		(29,872)		(61,523)
Net cash provided by operating activities	$139,488		$75,879		$130,195		$394,262		$341,334

Distributable Cash Flow	$103,211		$103,845		$96,259		$385,677		$355,317

Distributions for Distributable Cash Flow Coverage Ratio (7)	$76,109		$64,410		$61,702		$266,659		$245,990

Distributable Cash Flow Coverage Ratio	1.36	x	1.61	x	1.56	x	1.45	x	1.44	x
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(1)For the three months ended December 31, 2025, September 30, 2025, and December 31, 2024, unit-based compensation expense included $0.4 million, $0.4 million, and $0.9 million, respectively, of cash payments related to quarterly payments of distribution equivalent rights on outstanding unit awards. Additionally, for the three months ended December 31, 2025, September 30, 2025, and December 31, 2024, we paid $2.0 million, $2.6 million, and $5.4 million, respectively, for the cash portion of the settlement of phantom unit awards upon vesting, a portion of which is included in the unit-based compensation expense for these periods.
For the years ended December 31, 2025, and 2024, unit-based compensation expense included $2.0 million and $3.9 million, respectively, of cash payments related to quarterly payments of distribution equivalent rights on outstanding unit awards. Additionally, for the years ended December 31, 2025 and 2024, we paid $7.7 million and $5.4 million, respectively, for the cash portion of the settlement of phantom unit awards upon vesting, a portion of which is included in the unit-based compensation expense for these periods. The remainder of unit-based compensation expense for all periods was related to non-cash adjustments to the unit-based compensation liability.
(2)Represents certain expenses related to potential and completed transactions and other items. The Partnership believes it is useful to investors to exclude these expenses.

(3)Severance charges and other employee costs includes (i) severance payments to former employees of the Partnership, (ii) retention payments to employees of the Partnership that have executed agreements to maintain operations during the shared services integration but do not intend to remain employed with the Partnership after their retention period, and (iii) relocation payments to employees of the Partnership for relocation resulting from the shared services integration and the relocation of the Partnership’s headquarters to Dallas, Texas. These retention payments are incremental to the affected employees’ base pay. For the three months ended December 31, 2025 and September 30, 2025, severance charges and other employee costs included $0.1 million and $0.1 million related to retention payments, respectively, and ($0.1) million and $0.3 million related to relocation payments, respectively. For the year ended December 31, 2025, severance charges and other employee costs included $0.6 million related to each of retention payments and relocation payments.
(4)For the three months and year ended December 31, 2025, the loss on extinguishment of debt of $3.0 million is a result of the redemption of our senior notes due 2027.
For the year ended December 31, 2024, the loss on extinguishment of debt is a result of the satisfaction and discharge of the senior notes due 2026. This amount represents the write-off of deferred financing costs of $4.3 million and the difference between (i) the purchase price of U.S. government securities of $748.8 million used to redeem the senior notes due 2026 and (ii) the aggregate outstanding principal balance and accrued interest of the senior notes due 2026 of $748.1 million at the time of purchase of the government securities.
(5)Represents non-cash charges incurred to decrease the carrying value of long-lived assets with recorded values that are not expected to be recovered through future cash flows.
(6)Reflects actual maintenance capital expenditures for the periods presented. Maintenance capital expenditures are capital expenditures made to maintain the operating capacity of the Partnership’s assets and extend their useful lives, replace partially or fully depreciated assets, or other capital expenditures that are incurred in maintaining the Partnership’s existing business and related cash flow.
(7)Represents distributions to the holders of the Partnership’s common units as of the record date.